Sub Item 77Q1

The Registrants Agreement and Declaration of Trust dated
 February 20, 1991(the Agreement and Declaration of Trust is incorporated by reference to Exhibit (1) to post effective amendment (PEA) No. 13 to the initial registration statement filed on October 31, 1997.

Amendment No. 1 to the Agreement and Declaration of
Trust is incorporated bu reference to exhibit
(a)(2) to PEA No. 34 to the Registration
Statement filed on September 10, 2003.